SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

Criticare Systems, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: Not Applicable

(2)	Aggregate number of securities to which transaction applies: Not Applicable

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): Not Applicable

(4)	Proposed maximum aggregate value of transaction: Not Applicable

(5)	Total fee paid: Not Applicable

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid: Not Applicable

(2)	Form, Schedule or Registration Statement No.: Not Applicable

(3)	Filing Party: Not Applicable

(4)	Date Filed: Not Applicable

CRITICARE SYSTEMS, INC.

20925 Crossroads Circle, Suite 100

Waukesha, Wisconsin 53186

Notice of Annual Meeting of Stockholders

The Annual Meeting of Stockholders of Criticare Systems, Inc. will be held at the Company’s headquarters, 20925 Crossroads Circle, Suite 100, Waukesha, Wisconsin 53186, on Thursday, December 1, 2005 at 4:00 p.m., local time, for the following purposes:

1.    To elect two directors to each serve for a three-year term.

2.    To consider and act on a proposal to amend the Criticare Systems, Inc. 2003 Stock Option Plan.

3.    To ratify the appointment of BDO Seidman, LLP, independent registered public accounting firm, as auditors of the Company for its fiscal year ending June 30, 2006.

4.    To transact any other business as may properly come before the meeting and any adjournment or adjournments thereof.

The transfer books of the Company will not be closed for the Annual Meeting. Stockholders of record at the close of business on October 14, 2005 are entitled to receive notice of, and to vote at, the Annual Meeting.

All stockholders are cordially invited to attend the meeting in person, if possible. Stockholders who are unable to be present in person are requested to complete, sign and date the enclosed proxy and return it promptly in the enclosed envelope. Your attendance at the meeting, whether in person or by proxy, is important to ensure a quorum. If you later find that you may be present at the meeting or for any other reason desire to revoke your proxy, you may do so at any time before it is voted. Stockholders holding shares in brokerage accounts (“street name” holders) who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

By Order of the Board of Directors

Joel D. Knudson,

Secretary

Waukesha, Wisconsin

October 28, 2005

CRITICARE SYSTEMS, INC.

20925 Crossroads Circle, Suite 100

Waukesha, Wisconsin 53186

PROXY STATEMENT FOR 2005 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Criticare Systems, Inc. (the “Company”), to be voted at the Annual Meeting of Stockholders to be held at the Company’s headquarters, 20925 Crossroads Circle, Suite 100, Waukesha, Wisconsin 53186, at 4:00 p.m., local time, on Thursday, December 1, 2005, and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. The mailing of this Proxy Statement and accompanying form of proxy is being made on or about October 28, 2005.

GENERAL INFORMATION

The Board of Directors knows of no business which will be presented to the meeting other than the matters referred to in the accompanying Notice of Annual Meeting. However, if any other matters are properly presented to the meeting, it is intended that the persons named in the proxy will vote on such matters in accordance with their judgment. If the enclosed form of proxy is executed and returned, it nevertheless may be revoked at any time before it has been voted by a later dated proxy or a vote in person at the Annual Meeting. Shares represented by properly executed proxies received on behalf of the Company will be voted at the Annual Meeting (unless revoked prior to their vote) in the manner specified therein. If no instructions are specified in a signed proxy returned to the Company, the shares represented thereby will be voted (1) in FAVOR of the election of the nominees listed in the enclosed proxy as directors of the Company; (2) in FAVOR of the proposal to amend the Criticare Systems, Inc. 2003 Stock Option Plan (the “2003 Plan”) and (3) in FAVOR of the ratification of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the 2006 fiscal year.

Only holders of the Company’s common stock, par value $0.04 per share (the “Common Stock”), whose names appear of record on the books of the Company at the close of business on October 14, 2005 (the “Record Date”) are entitled to vote at the Annual Meeting. On that date, the only outstanding shares of capital stock of the Company were 12,009,897 shares of Common Stock. Each share of Common Stock is entitled to one vote on each matter to be presented at the meeting. The election of the directors requires the affirmative vote of the holders of a plurality of the shares represented, in person or by proxy, at the meeting and the adoption and approval of the amendment to the 2003 Plan and the ratification of the Company’s independent registered public accounting firm require the affirmative vote of the holders of a majority of the shares represented, in person or by proxy, at the meeting. Abstentions and broker non-votes (i.e., shares held by brokers in street name, voting on certain matters due to discretionary authority or instructions from the beneficial owners but not voting on other matters due to lack of authority to vote on such matters without instructions from the beneficial owner) will count toward the quorum requirement and will not count toward the determination of whether the directors are elected, the amendment to the 2003 Plan is approved or the appointment of the independent registered public accounting firm is ratified.

ELECTION OF DIRECTORS

Pursuant to the authority contained in the By-Laws of the Company, the Board of Directors has established the number of directors of the Company at five. The Company’s By-Laws provide that the Board of Directors will be divided into three classes as nearly equal in number as possible, with the term of one class expiring each year. The terms of two directors expire at the Annual Meeting. Accordingly, the Board of Directors has nominated for re-election as directors Jeffrey T. Barnes and N.C. Joseph Lai, Ph.D., to each serve a term of three years until the 2008 Annual Meeting of Stockholders. Proxies cannot be voted for more than two candidates for director.

The directorship of Jeffrey T. Barnes is connected with the investment in the Company pursuant to the terms of a Purchase Agreement, dated as of October 17, 2000, among the Company, Oxford Bioscience Partners III L.P., Oxford Bioscience Partners (Bermuda) III Limited Partnership and mRNA Fund L.P.

As indicated below, the persons nominated by the Board of Directors are incumbent directors. The Company anticipates that the nominees will be candidates when the election is held. However, if for any reason any nominee is not a candidate at that time, proxies will be voted for any substitute nominee designated by the incumbent directors (except where a proxy withholds authority with respect to the election of a director).

The Board of Directors recommends that stockholders vote in FAVOR of the election of Jeffrey T. Barnes and N.C. Joseph Lai, Ph.D. as directors of the Company.

Name, Age, Principal Occupation for Past Five Years and Directorships	Age	Director Since	Present Term Ends
Nominees For Election as Directors

Jeffrey T. Barnes	51	2000	2005 Annual Meeting

Mr. Barnes has been a partner of Oxford Bioscience, a venture capital company, since October 1999. From February 1997 to October 1999, Mr. Barnes served as a Principal of Robertson Stephens, an investment banking firm.

N.C. Joseph Lai, Ph.D.	63	1984	2005 Annual Meeting

Dr. Lai has served as Executive Chairman of BioForm, Inc., a company that produces special medical devices, since December 2002. From June 1999 to December 2002, Dr. Lai served as President and Chief Executive Officer of BioForm, Inc. Dr. Lai was a co-founder of the Company and served as Vice Chairman of its Board and as an officer from the Company’s inception in October 1984 until November 1998.

Other Directors

Emil H. Soika	67	1998	2006 Annual Meeting

Mr. Soika has served as President and Chief Executive Officer of the Company since November 1998. From November 1995 to September 1998, Mr. Soika served as Vice President and General Manager of Spacelabs Medical, a medical monitoring and clinical information systems company.

Stephen K. Tannenbaum	54	2001	2006 Annual Meeting

Mr. Tannenbaum has served as the President of Tannenbaum & Company, PC, a certified public accounting firm located in Denver, Colorado, since September 1994.

Higgins D. Bailey, Ed.D.	75	2000	2007 Annual Meeting

Dr. Bailey has served as Chairman of the Board of the Company since May 2003. Dr. Bailey served as Chairman of the Board of Entropin, Inc., a development-stage pharmaceutical company, from September 1991 until May 2005. Dr. Bailey has been the business manager of the Thomas T. Anderson law firm, located in Indio, California, since September 1991.

DIRECTORS’ MEETINGS AND COMMITTEES

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board of Directors held three meetings during the Company’s fiscal year ended June 30, 2005. All of the incumbent directors attended at least 75% of the meetings of the Board of Directors and of the committees of the Board of Directors upon which they served, except for Dr. Lai.

The members of the Audit Committee are Dr. Higgins D. Bailey, Dr. N.C. Joseph Lai and Stephen K. Tannenbaum (Chairman). The Audit Committee met four times during the fiscal year ended June 30, 2005. The Audit Committee is responsible for assisting the Board of Directors with oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditors’ qualifications and independence and (4) the performance of the Company’s internal accounting function and independent auditors. The Audit Committee has the direct authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors, and is an “audit committee” for purposes of section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee’s report required by the rules of the Securities and Exchange Commission (“SEC”) appears on page 5.

The Board’s Compensation Committee is comprised of Dr. Higgins D. Bailey (Chairman) and Stephen K. Tannenbaum. The Compensation Committee, in addition to such other duties as may be specified by the Board of Directors, reviews the compensation and benefits of executive officers and makes appropriate recommendations to the Board of Directors, administers and oversees the Company’s stock plans and prepares on an annual basis a report on executive compensation. The Compensation Committee did not hold a formal meeting during the fiscal year ended June 30, 2005.

The Board’s Nominating and Corporate Governance Committee is comprised of Dr. Higgins D. Bailey (Chairman) and Stephen K. Tannenbaum. The Nominating and Corporate Governance Committee is responsible for assisting the Board of Directors by identifying individuals qualified to become members of the Board of Directors and its committees, recommending to the Board of Directors nominees for the annual meeting of stockholders, developing and recommending to the Board of Directors a set of corporate governance principles applicable to the Company and assisting the Board of Directors in assessing director performance and the effectiveness of the Board of Directors. The Nominating and Corporate Governance Committee did not hold a formal meeting during the fiscal year ended June 30, 2005.

CORPORATE GOVERNANCE MATTERS

Director Independence

The Company’s Board of Directors has reviewed the independence of its incumbent and nominee directors under the applicable standards of the American Stock Exchange. Based on this review, the Board of Directors determined that each of Dr. Higgins D. Bailey, Dr. N.C. Joseph Lai and Stephen K. Tannenbaum is independent under those standards. These independent directors constitute a majority of the directors of the Company.

Director Nominations

The Company has a standing Nominating and Corporate Governance Committee. The Company has placed a current copy of the charter of the Nominating and Corporate Governance Committee on its web site located at www.csiusa.com. Based on the review described under “Director Independence,” the Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent under the applicable standards of the American Stock Exchange.

The Nominating and Corporate Governance Committee will consider director nominees recommended by stockholders. A stockholder who wishes to recommend a person or persons for consideration as a nominee for election to the Board of Directors must send a written notice by mail, c/o Secretary, Criticare Systems, Inc.,

20925 Crossroads Circle, Suite 100, Waukesha, Wisconsin 53186, that sets forth: (1) the name, address (business and residence), date of birth and principal occupation or employment (present and for the past five years) of each person whom the stockholder proposes to be considered as a nominee; (2) the number of shares of Common Stock beneficially owned (as defined by section 13(d) of the Securities Exchange Act of 1934) by each such proposed nominee; (3) any other information regarding such proposed nominee that would be required to be disclosed in a definitive proxy statement to stockholders prepared in connection with an election of directors pursuant to section 14(a) of the Securities Exchange Act of 1934; and (4) the name and address (business and residential) of the stockholder making the recommendation and the number of shares of the Common Stock beneficially owned (as defined by section 13(d) of the Securities Exchange Act of 1934) by the stockholder making the recommendation. The Company may require any proposed nominee to furnish additional information as may be reasonably required to determine the qualifications of such proposed nominee to serve as a director of the Company. Stockholder recommendations will be considered only if received no less than 120 days nor more than 150 days before the date of the proxy statement sent to stockholders in connection with the previous year’s annual meeting of stockholders.

The Nominating and Corporate Governance Committee will consider any nominee recommended by a stockholder in accordance with the preceding paragraph under the same criteria as any other potential nominee. The Nominating and Corporate Governance Committee believes that a nominee recommended for a position on the Company’s Board of Directors must have an appropriate mix of director characteristics, experience, diverse perspectives and skills. Qualifications of a prospective nominee that may be considered by the Nominating and Corporate Governance Committee include:

•	personal integrity and high ethical character;

•	professional excellence;

•	accountability and responsiveness;

•	absence of conflicts of interest;

•	fresh intellectual perspectives and ideas; and

•	relevant expertise and experience and the ability to offer advice and guidance to management based on that expertise and experience.

Communications between Stockholders and the Board of Directors

The Company has placed on its web site located at www.csiusa.com a description of the procedures for stockholders to communicate with the Board of Directors, a description of the Company’s policy for its directors and nominee directors to attend the Annual Meeting and the number of directors who attended last year’s annual meeting of stockholders.

Code of Business Ethics

The Company has adopted a Code of Business Ethics that applies to all of the Company’s employees, including the Company’s principal executive officer, principal financial officer and principal accounting officer. A copy of the Code of Business Ethics is available on the Company’s corporate web site which is located at www.csiusa.com. The Company also intends to disclose any amendments to, or waivers from, the Code of Business Ethics on its corporate web site.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee

The Audit Committee is comprised of three members of the Company’s Board of Directors. Based upon the review described above under “Corporate Governance Matters—Director Independence,” the Board of Directors has determined that each member of the Audit Committee is independent as defined in the listing standards of the American Stock Exchange and the rules of the SEC. The duties and responsibilities of the Company’s Audit Committee are set forth in the Audit Committee Charter, which was attached as Appendix A to the Company’s Proxy Statement delivered in connection with its 2004 Annual Meeting of the Stockholders.

The Audit Committee has:

•	reviewed and discussed the Company’s audited financial statements for the fiscal year ended June 30, 2005 with the Company’s management and with the Company’s independent auditors;

•	discussed with the Company’s independent auditors the matters required to be discussed by SAS 61, as modified or supplemented (Codification for Statements on Auditing Standards); and

•	received and discussed the written disclosures and the letter from the Company’s independent auditors required by Independence Standards Board Statement No. 1 (Independence discussions with Audit Committees) and has discussed with its independent auditors its independence.

Based on such review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005, for filing with the SEC.

AUDIT COMMITTEE:

Stephen K. Tannenbaum (Chairman)

Dr. Higgins D. Bailey

Dr. N.C. Joseph Lai

Fees of Independent Registered Public Accounting Firm

The following table summarizes the fees the Company was billed for audit and nonaudit services rendered by the Company’s independent auditors during fiscal 2005 and 2004:

Service Type	Fiscal 2005	Fiscal 2004
Audit Fees (1)	$158,428	$185,459
Audit-related Fees	—	—
Tax Fees (2)	19,550	18,800
All Other Fees	—	—

Total Fees Billed	$177,978	$204,259

(1)	Consists of fees for professional services rendered in connection with the audit of the Company’s financial statements for the fiscal years ended June 30, 2005 and June 30, 2004; the reviews of the financial statements included in each of the Company’s quarterly reports on Form 10-Q during those fiscal years; and consents and assistance with documents filed by the Company with the SEC.
(2)	Consists of fees for tax advisory services in connection with preparation of the Company’s federal and state tax returns and I.R.S. audit.

The Audit Committee of the Board of Directors of the Company considered that the provision of the services and the payment of the fees described above are compatible with maintaining the independence of BDO Seidman, LLP.

The Audit Committee is responsible for reviewing and pre-approving any non-audit services to be performed by the Company’s independent auditors. The Audit Committee has delegated certain of its pre-approval authority to the Chairman of the Audit Committee to act between meetings of the Audit Committee. Any pre-approval given by the Chairman of the Audit Committee pursuant to this delegation is presented to the full Audit Committee at its next regularly scheduled meeting. The Audit Committee or Chairman of the Audit Committee reviews and, if appropriate, approves non-audit service engagements, taking into account the proposed scope of the non-audit services, the proposed fees for the non-audit services, whether the non-audit services are permissible under applicable law or regulation and the likely impact of the non-audit services on the independence of the independent auditors.

Since the effective date of the SEC rules requiring pre-approval of non-audit services on May 6, 2003, each new engagement of the Company’s independent auditors to perform non-audit services has been approved in advance by the Audit Committee or the Chairman of the Audit Committee pursuant to the foregoing procedures.

Audit Committee Financial Expert

The Company’s Board of Directors has determined that one of the members of the Audit Committee, Stephen K. Tannenbaum, qualifies as an “audit committee financial expert” as defined by the rules of the SEC based on his work experience and education.

EXECUTIVE OFFICERS

The executive officers of the Company are as follows:

Name	Age	Title
Emil H. Soika	67	President, Chief Executive Officer and Director
Drew M. Diaz	42	Vice President—Worldwide Sales
Michael T. Larsen	46	Vice President—Quality and Regulatory Affairs
Joseph P. Lester	55	Vice President and General Manager
Deborah A. Zane	51	Vice President—Marketing and Business Development
Joel D. Knudson	40	Vice President—Finance and Secretary

The term of office and past business experience of Mr. Soika are described above under “Election of Directors.”

Mr. Diaz was promoted from Director of International Sales to Vice President—International Sales in May 1997 and was most recently promoted to Vice President—Worldwide Sales in January 2002.

Mr. Larsen has served as Vice President—Quality and Regulatory Affairs since October 2004. Mr. Larsen served as the Company’s Vice President—Quality Control/Quality Assurance from September 1990 until October 2004.

Mr. Lester was promoted to Vice President and General Manager in October 2000 and joined the Company as Vice President—Operations in January 2000. Prior to joining the Company, Mr. Lester was Vice President—Operations for Siemens Medical Systems, Inc., a medical device company, from April 1997 to January 2000.

Ms. Zane has served as Vice President—Marketing and Business Development of the Company since September 2001. From March 1999 to September 2001, Ms. Zane served in various marketing positions for the Company.

Mr. Knudson has served as Vice President—Finance and Secretary of the Company since September 2004. Mr. Knudson was the Company’s Controller from February 2004 to September 2004. Prior to joining the Company, Mr. Knudson was the Controller for S.K. Williams Co., a metal finishing company, from November 2002 to February 2004 and, prior to that, was the Controller for Anguil Environmental Systems, Inc., a manufacturer of pollution control systems, from November 1994 until October 2002.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC reports of initial beneficial ownership on Form 3 and reports of changes in beneficial ownership on Forms 4 and 5. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during fiscal 2005 all section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that Mr. Diaz filed a Form 5 report on August 11, 2005 reporting the grant of a common stock option on April 6, 2005.

COMPENSATION OF DIRECTORS

Effective January 1, 2001, directors of the Company receive an annual fee of $12,000 and the Chairman of the Board, currently Dr. Higgins D. Bailey, receives an annual fee of $15,000. In addition, directors of the Company are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to all compensation, including stock options granted and all cash bonuses and accrued deferred compensation, incurred by the Company during the three fiscal years ended June 30, 2005 awarded to or earned by the person who served as Chief Executive Officer during fiscal 2005 and the four other most highly compensated executive officers of the Company in fiscal 2005.

The persons listed below are sometimes referred to herein as the “named executive officers.”

Summary Compensation Table

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)		Bonus ($)(1)	Other Annual Compensation ($)(2)	Securities Underlying Options/SARs (#)	All Other Compensation ($)
Emil H. Soika, President and Chief Executive Officer	2005 2004 2003	225,000 225,000 206,250		40,000 25,000 25,000	1,349 1,349 1,349	— 50,000 —	19,148 14,213 12,725	(3) (3) (3)
Drew M. Diaz, Vice President—Worldwide Sales	2005 2004 2003	247,054 269,205 262,267	(4) (4) (4)	— — —	1,640 1,640 1,640	4,000 40,000 14,000	6,190 5,960 6,425	(5) (5) (5)
Joseph P. Lester, Vice President and General Manager	2005 2004 2003	142,000 140,000 134,167		32,904 22,870 2,495	6,000 6,000 1,089	— 25,000 50,000	4,076 3,584 3,308	(6) (6) (6)
Deborah A. Zane, Vice President—Marketing and Business Development	2005 2004 2003	167,940 164,852 178,273	(7) (7) (7)	— — 20,000	6,000 6,000 5,400	— 35,000 10,000	3,796 3,870 4,720	(8) (8) (8)
Joel D. Knudson, Vice President—Finance and Secretary (9)	2005	108,646		—	5,750	70,000	1,076	(10)

(1)	Bonus payments to Mr. Soika and Ms. Zane were made in the discretion of the Company. Bonus payments to Mr. Lester are based on a formula relating to certain offshore sales and cost-savings from offshore manufacturing.
(2)	The amounts for Ms. Zane, Mr. Lester and Mr. Knudson, solely with respect to fiscal 2005, represent automobile allowance payments and all other amounts represent the compensation recognized for the personal use of an automobile leased by the Company.
(3)	For fiscal 2005, represents $3,048 of premiums paid by the Company on a life insurance policy, the proceeds of which are payable to the beneficiary of Mr. Soika, $12,000 of fees for services as a director of the Company and $4,100 of Company contributions to the 401(k) plan on behalf of Mr. Soika. For fiscal 2004, represents $2,213 of premiums paid by the Company on a life insurance policy, the proceeds of which are payable to the beneficiary of Mr. Soika and $12,000 of fees for services as a director of the Company. For fiscal 2003, represents $725 of premiums paid by the Company on a life insurance policy, the proceeds of which are payable to the beneficiary of Mr. Soika and $12,000 of fees for services as a director of the Company.
(4)	For fiscal 2005, represents a fixed salary of $110,000 paid by the Company to Mr. Diaz, and commissions of $137,054 paid by the Company to Mr. Diaz based on a percentage of certain sales by the Company. For fiscal 2004, represents a fixed salary of $110,000 paid by the Company to Mr. Diaz, and commissions of $159,205 paid by the Company to Mr. Diaz based on a percentage of certain sales by the Company. For fiscal 2003, represents a fixed salary of $110,378 paid by the Company to Mr. Diaz, and commissions of $151,889 paid by the Company to Mr. Diaz based on a percentage of certain sales by the Company.

(5)	For fiscal year 2005, represents $1,850 paid by the Company for tax services rendered to Mr. Diaz, $240 of premiums paid by the Company on a life insurance policy, the proceeds of which are payable to the beneficiary of Mr. Diaz, and $4,100 of Company contributions to the 401(k) plan on behalf of Mr. Diaz. For fiscal year 2004, represents $1,800 paid by the Company for tax services rendered to Mr. Diaz, $160 of premiums paid by the Company on a life insurance policy, the proceeds of which are payable to the beneficiary of Mr. Diaz, and $4,000 of Company contributions to the 401(k) plan on behalf of Mr. Diaz. For fiscal 2003, represents $1,700 paid by the Company for tax services rendered to Mr. Diaz, $725 of premiums paid by the Company on a life insurance policy, the proceeds of which are payable to the beneficiary of Mr. Diaz, and $4,000 of Company contributions to the 401(k) plan on behalf of Mr. Diaz.
(6)	For fiscal 2005, represents $692 of premiums paid by the Company on a life insurance policy, the proceeds of which are payable to the beneficiary of Mr. Lester, and $3,384 of Company contributions to the 401(k) plan on behalf of Mr. Lester. For fiscal 2004, represents $484 of premiums paid by the Company on a life insurance policy, the proceeds of which are payable to the beneficiary of Mr. Lester, and $3,100 of Company contributions to the 401(k) plan on behalf of Mr. Lester. For fiscal 2003, represents $720 of premiums paid by the Company on a life insurance policy, the proceeds of which are payable to the beneficiary of Mr. Lester and $2,588 of Company contributions to the 401(k) plan on behalf of Mr. Lester.
(7)	For fiscal 2005, represents a fixed salary of $120,000 paid by the Company to Ms. Zane, and commissions of $47,940 paid by the Company to Ms. Zane based on a percentage of certain sales by the Company. For fiscal 2004, represents a fixed salary of $120,000 paid by the Company to Ms. Zane, and commissions of $44,852 paid by the Company to Ms. Zane based on a percentage of certain sales by the Company. For fiscal 2003, represents a fixed salary of $120,000 paid by the Company to Ms. Zane, and commissions of $58,273 paid by the Company to Ms. Zane based on a percentage of certain sales by the Company.
(8)	For fiscal 2005, represents $552 of premiums paid by the Company on a life insurance policy, the proceeds of which are payable to the beneficiary of Ms. Zane, and $3,244 of Company contributions to the 401(k) plan on behalf of Ms. Zane. For fiscal 2004, represents $336 of premiums paid by the Company on a life insurance policy, the proceeds of which are payable to the beneficiary of Ms. Zane, and $3,534 of Company contributions to the 401(k) plan on behalf of Ms. Zane. For fiscal 2003, represents $720 of premiums paid by the Company on a life insurance policy, the proceeds of which are payable to the beneficiary of Ms. Zane, and $4,000 of Company contributions to the 401(k) plan on behalf of Ms. Zane.
(9)	Mr. Knudson became an executive officer of the Company with his appointment as Vice President—Finance and Secretary of the Company in September 2004.
(10)	For fiscal 2005, represents $75 of premiums paid by the Company on a life insurance policy, the proceeds of which are payable to the beneficiary of Mr. Knudson, and $1,001 of Company contributions to the 401(k) plan on behalf of Mr. Knudson.

Employment Agreements

On June 1, 1999, the Company entered into an employment agreement with Drew M. Diaz, Vice President—Worldwide Sales; effective September 1, 2005, the Company entered into an amended and restated employment agreement with Emil H. Soika, President, Chief Executive Officer and Director; effective May 18, 2000, the Company entered into an employment agreement with Joseph P. Lester, Vice President and General Manager; effective May 12, 2000, the Company entered into an employment agreement with Deborah A. Zane, Vice President—Marketing and Business Development; and effective August 8, 2005, the Company entered into an employment agreement with Joel D. Knudson, Vice President—Finance and Secretary. The agreements provide that Mr. Soika, Mr. Diaz, Mr. Lester, Ms. Zane, and Mr. Knudson will continue to receive their respective current compensation, with an annual review of the compensation within 30 days prior to the end of each fiscal year. Mr. Soika is eligible to participate in a cash bonus program and each of Mr. Soika, Mr. Diaz, Mr. Lester, Ms. Zane and Mr. Knudson is entitled to receive health and life insurance coverage and disability insurance. The Company may terminate Mr. Soika’s, Mr. Diaz’s, Mr. Lester’s, Ms. Zane’s and Mr. Knudson’s respective employment at any time and any of Mr. Soika, Mr. Diaz, Mr. Lester, Ms. Zane or Mr. Knudson may resign at any time. If the Company terminates their employment without cause at any time either prior to or after a change in control of the Company, Mr. Soika is entitled to receive payment of his base salary and his other employee benefits for 30 months, and Mr. Diaz, Mr. Lester, Ms. Zane and Mr. Knudson are each entitled to receive payment of their then current compensation and their other employee benefits for 12 months, respectively, from the date of termination. If Mr. Soika’s, Mr. Diaz’s, Mr. Lester’s, Ms. Zane’s or Mr. Knudson’s employment is terminated for any other reason before a change in control of the Company, the terminated employee will not be entitled to receive any base salary or other benefits for periods after the termination date. If the Company experiences a change in control, and Mr. Soika voluntarily terminates his employment for any reason after the change in control, or Mr. Diaz, Mr. Lester, Ms. Zane or Mr. Knudson voluntarily terminates his or her employment for any reason after completing three months of employment after the change in control, Mr. Soika is entitled to receive payment of his base salary and his other employee benefits for 30 months, and each of Mr. Diaz, Mr. Lester, Ms. Zane and Mr. Knudson is entitled to receive payment of his or her then current compensation and his or her other employee benefits for 12 months, respectively, after the date of termination, or until Mr. Soika, Mr. Diaz, Mr. Lester, Ms. Zane or Mr. Knudson secures alternative employment, whichever period is shorter. Each of Mr. Soika, Mr. Diaz, Mr. Lester and Ms. Zane has agreed not to compete with the Company during employment and for a period of 12, 24, 12 and 12 months, respectively, after any voluntary termination of employment or any termination by the Company without cause. Mr. Soika, Mr. Diaz, Mr. Lester, Ms. Zane and Mr. Knudson have each agreed to maintain the confidentiality of the Company’s financial statements and other financial information.

Stock Option Plans

On November 14, 2003, the Company adopted the 2003 Plan. Pursuant to the adoption of the 2003 Plan, no new stock options can be granted under the stock option plans which existed prior to the approval of the 2003 Plan (collectively, the “Old Plans”), although the Company may regrant existing stock options under the Old Plans to extend the terms of such stock options. The 2003 Plan, prior to the proposed amendment described below, provides for the grant to directors, officers and employees of the Company and to other persons who provide services to the Company of options covering shares of Common Stock. The 2003 Plan is administered by the Compensation Committee of the Board of Directors which has discretion to select grantees, designate the number of shares to be covered by each award, establish vesting schedules, specify the amount and type of consideration to be paid to the Company on exercise, and to specify certain other terms of the awards. The exercise price of options granted under the 2003 Plan must be at least 100% of the fair market value of the Common Stock on the date of grant.

Prior to the proposed amendment described below, the Company has reserved 430,000 shares of Common Stock for issuance under the 2003 Plan, subject to adjustment for certain dilutive events. At the end of fiscal 2005, options to purchase 388,438 shares were outstanding under the 2003 Plan and options to purchase 667,920 shares were outstanding under the Old Plans. During fiscal 2005, options were granted to purchase 90,000 shares of Common Stock under the 2003 Plan at an average per share exercise price of $2.97 and options to purchase 6,000 shares of Common Stock were regranted under the Old Plans at an average per share exercise price of $3.08 per share. All options were granted with exercise prices no less than the market price on the grant date. In addition, during fiscal 2005, options to purchase 80,000 shares of Common Stock at an average per share exercise price of $3.48 were canceled under the 2003 Plan, options to purchase 108,700 shares of Common Stock at an average per share exercise price of $2.93 were canceled under the Old Plans, 4,062 options to purchase shares of Common Stock at an average exercise price per share of $3.05 were exercised under the 2003 Plan and options to purchase 276,275 shares of Common Stock at an average exercise price per share of $2.45 were exercised under the Old Plans.

A total of 37,500 shares of Common Stock remain available for future grants under the 2003 Plan. If the stockholders of the Company approve the proposal to amend the 2003 Plan at the Annual Meeting, an additional 500,000 shares of Common Stock will become available for future grants under the plan and the grant of restricted stock and stock appreciation rights will be authorized under the plan.

The following table provides certain information regarding stock options granted to the named executive officers of the Company during the fiscal year ended June 30, 2005.

OPTION GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options Granted (#)		% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term ($)(4)
						5%	10%
Emil H. Soika	—		—	—	—	—	—
Drew M. Diaz	4,000	(1)	4%	3.08	April 6, 2007	1,263	2,587
Joseph P. Lester	—		—	—	—	—	—
Deborah A. Zane	—		—	—	—	—	—
Joel D. Knudson	50,000	(2)	52%	2.61	August 20, 2014	82,071	207,983
	20,000	(3)	21%	3.70	January 17, 2015	46,538	117,937

(1)	This option was immediately exercisable on April 6, 2005, the date of grant.
(2)	This option vests over a four-year period: one-quarter of the shares vest on each of August 20, 2005, August 20, 2006 August 20, 2007 and August 20, 2008.
(3)	This option vests over a four-year period: one-quarter of the shares vest on each of January 17, 2006, January 17, 2007, January 17, 2008 and January 17, 2009.
(4)	The dollar amounts under these columns are the result of theoretical calculations at 5% and 10% rates set by the SEC and, therefore, are not intended to forecast possible future appreciation, if any, in the Common Stock.

The following table shows the fiscal year-end value of unexercised options held by the named executive officers and the value realized upon exercise of options by the named executive officers during fiscal 2005.

Aggregated Option/SAR Exercises in Last Fiscal Year

and FY-End Option/SAR Values*

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End (#) (Exercisable/Unexercisable)	Value of Unexercised In-the-Money Options/SARs at Fiscal Year End ($) (Exercisable/Unexercisable)(2)
Emil H. Soika	—	—	212,500 / 37,500	523,700 / 78,000
Drew M. Diaz	40,000	19,423	59,000 / 35,000	170,450 / 73,650
Joseph P. Lester	31,025	43,289	56,250 / 43,750	123,250 / 95,250
Deborah A. Zane	20,000	16,238	53,750 / 31,250	148,700 / 65,850
Joel D. Knudson	—	—	1,250 / 73,750	1,940 / 160,420

*	No SARs are outstanding.
(1)	Value realized equals the market value of the common stock on the date of exercise, minus the exercise price, multiplied by the number of shares acquired on exercise.
(2)	Calculated based on a closing price of $5.13 per share on June 30, 2005.

Retirement Plan

Effective April 1, 1991, the Company adopted a 401(k) plan, which covers substantially all employees who have completed three months of employment. Under the plan, eligible employees can contribute up to $14,000 of pre-tax compensation for investment in a trust under the plan during the calendar year 2005. The Company matches 50% of the first 4% of employee contributions made, subject to annual approval by the Board of Directors. Employee contributions, within certain limitations, are considered tax deferred under the provisions of section 401(k) of the Internal Revenue Code. Withdrawals of tax deferred amounts may be made upon termination of employment or earlier in the event of certain defined hardship situations. Contributions made or accrued by the Company for named executive officers are included under the “All Other Compensation” column in the Summary Compensation Table.

Other than the 401(k) plan, the Company does not maintain any pension, profit sharing, retirement or similar plans.

COMPENSATION COMMITTEE REPORT

The objectives of the Company’s compensation program are to attract and retain the best available executives, to motivate these executives to achieve the Company’s business goals and to recognize individual contributions as well as overall business results. To achieve these objectives, the Company reviews its compensation program on a regular basis and attempts to tie a portion of each executive’s potential compensation to Company performance.

The key elements of the Company’s executive compensation program consist of fixed compensation, in the form of base salary, and variable compensation, which is more directly tied to Company performance, through stock option awards, sales commissions and bonuses. If the proposed amendment for the 2003 Plan is approved at the Annual Meeting, variable compensation may also be awarded in the form of restricted stock and stock appreciation rights. In determining each element of compensation to be awarded to an executive officer, the Compensation Committee considers the executive’s overall benefit package as well as the executive’s responsibilities and experience. The Compensation Committee also considers the competitive marketplace for executive talent, including, to the extent possible, a comparison to compensation packages for executives with similar levels of experience and responsibility at other companies. The results of the compensation review referenced above included new base salaries for the Company’s executive officers. Effective September 1, 2005, the Compensation Committee of the Company’s Board of Directors approved an increase in the base salaries for Mr. Soika from $225,000 to $250,000, Mr. Knudson from $120,000 to $125,000, Mr. Larsen from $102,000 to $110,000 and Ms. Zane from $120,000 to $130,000.

In fixing the stock option grants, the Committee considers the current stock holdings of each eligible officer, their responsibilities and historical and anticipated future contributions to the Company’s performance. The Committee believes that selective grants of stock options promote a commonality of interest between the Company’s officers and its stockholders by giving the Company’s officers added incentives to maximize the Company’s stock price.

The proposed amendment to the 2003 Plan would authorize the issuance of shares of restricted stock and stock appreciation rights to eligible participants in the plan. The proposed amendment also increases the number of shares of Common Stock available for future issuance under the 2003 Plan (whether in the form of stock options, grants of restricted stock or grants of stock appreciation rights) by an additional 500,000 shares of Common Stock. The 2003 Plan, as proposed to be amended, is summarized in the section titled “Approval of Amendment to 2003 Stock Option Plan” below.

Compensation of Chief Executive Officer

During fiscal 2005, the Compensation Committee reviewed the compensation package of Mr. Soika, the Company’s President and Chief Executive Officer. Based upon such review, effective September 1, 2005, the Company amended and restated the employment agreement with Mr. Soika. A description of the amended and restated employment agreement is provided under the section of this Proxy Statement titled “Executive

Compensation—Employment Agreements.” During fiscal 2005, Mr. Soika received a base salary of $225,000 in accordance with a review of Mr. Soika’s compensation undertaken by the Compensation Committee in fiscal 2003. Effective September 1, 2005 and in accordance with its review of Mr. Soika’s compensation package, the Compensation Committee of the Company’s Board of Directors approved an increase in the base salary for Mr. Soika from $225,000 to $250,000. Additionally, based upon fiscal 2005 performance, the Compensation Committee approved a discretionary cash bonus of $40,000 for Mr. Soika. Mr. Soika was not awarded any stock options under the 2003 Plan in fiscal 2005.

COMPENSATION COMMITTEE:

Dr. Higgins D. Bailey (Chairman)

Stephen K. Tannenbaum

STOCK PERFORMANCE

The following table tracks the value of $100 invested on June 30, 2000 in the Company’s Common Stock compared to the change in the S&P 500 Index and the Nasdaq Composite Index. The chart shows that $100 invested five years ago in the Common Stock was worth $219 at June 30, 2005 compared to $82 for the S&P 500 and $52 for the Nasdaq Composite Index:

CRITICARE SYSTEMS, INC.

STOCK PERFORMANCE COMPARED TO THE

S&P 500 AND THE NASDAQ INDEX

	S&P 500	Nasdaq	Criticare
June 30, 2000	100	100	100
June 30, 2001	84	54	184
June 30, 2002	68	37	171
June 29, 2003	67	41	134
June 28, 2004	78	52	128
June 30, 2005	82	52	219

The following graph presents, for a five-year period, the cumulative total stockholder return of the Company, the Standard & Poor’s 500 Index and the Nasdaq Composite Index. Cumulative total stockholder return is defined as share price appreciation assuming reinvestment of dividends.

SECURITY OWNERSHIP

The following table sets forth information with respect to beneficial ownership of the Common Stock as of September 30, 2005 by (a) each director of the Company, (b) each named executive officer, (c) each person known to the Company to own beneficially more than 5% of the Common Stock, and (d) all directors and executive officers as a group.

The Company has determined beneficial ownership in accordance with the rules of the SEC. Unless otherwise indicated, the persons and entities included in the table have sole voting and investment power with respect to all shares beneficially owned, except to the extent authority is shared by spouses under applicable law. Shares of Common Stock subject to options that are either currently exercisable or exercisable within 60 days of September 30, 2005 are treated as outstanding and beneficially owned by the option holder for the purpose of computing the percentage ownership of the option holder. However, these shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The table lists the applicable percentage ownership based on 12,009,426 shares outstanding as of September 30, 2005.

Name and Address of Beneficial Owner(1)	Number of Shares Owned		Percent
Higgins D. Bailey	22,500	(2)	*
Jeffrey T. Barnes	1,826,273	(3)	15.2
N.C. Joseph Lai, Ph.D.	359,710	(4)	3.0
Emil H. Soika	210,180	(5)	1.7
Stephen K. Tannenbaum	15,000	(6)	*
Drew M. Diaz	43,614	(7)	*
Joseph P. Lester	31,250	(8)	*
Joel D. Knudson	13,750	(9)	*
Deborah A. Zane	23,750	(10)	*
Entities affiliated with Oxford Bioscience Partners	1,786,273	(11)	14.9
BlueLine Partners, L.L.C.	736,000	(12)	6.1
All directors and executive officers as a group (10 persons)	2,562,277	(13)	20.8

*	Less than 1%
(1)	Unless otherwise indicated, the address of the beneficial owner is 20925 Crossroads Circle, Suite 100, Waukesha, Wisconsin 53186; the address of Mr. Barnes and Oxford Bioscience Partners is 222 Berkeley Street, Suite 1650, Boston, Massachusetts 02116-3733; the address of Dr. Lai is W302 N6117 Spence Road, Hartland, WI 53029; the address of Mr. Tannenbaum is 4155 East Jewell Avenue, Suite 610, Denver, CO 80222; and the address of Dr. Bailey is 102 Celano Circle, Palm Desert, CA 92211.
(2)	Consists of 22,500 shares which Mr. Bailey has the right to acquire under currently exercisable options.
(3)	Includes 20,000 shares owned directly by Mr. Barnes and 20,000 shares which Mr. Barnes has the right to acquire under currently exercisable options. Also includes 1,431,317 shares held of record by Oxford Bioscience Partners III L.P.; 133,970 shares held of record by Oxford Bioscience Partners (Adjunct) III L.P.; 203,993 shares held of record by Oxford Bioscience Partners (Bermuda) III Limited Partnership; and 16,993 shares held of record by mRNA Fund L.P. Mr. Barnes may be deemed to share beneficial ownership of these shares, and he disclaims such beneficial ownership except to the extent of his pecuniary interest in such shares.
(4)	Consists of 149,290 shares owned directly by Dr. Lai, 5,420 shares which Dr. Lai has the right to acquire under currently exercisable options; 116,000 shares owned of record by Helen Lai, Dr. Lai’s wife; 85,000 shares owned by a trust of which Dr. Lai and his wife are trustees; and 4,000 shares owned by the Lai Family Foundation.
(5)	Consists of 52,000 shares owned directly by Mr. Soika, 152,500 shares which Mr. Soika has the right to acquire under currently exercisable options and 5,680 shares in Mr. Soika’s account under the Criticare Systems, Inc. Employee Stock Purchase Plan (the “Purchase Plan”).
(6)	Consists of 15,000 shares which Mr. Tannenbaum has the right to acquire under currently exercisable options.
(7)	Consists of 22,200 shares owned directly by Mr. Diaz, 19,000 shares which Mr. Diaz has the right to acquire under currently exercisable options and 2,414 shares in Mr. Diaz’s account under the Purchase Plan.
(8)	Consists of 31,250 shares which Mr. Lester has the right to acquire under currently exercisable options.
(9)	Consists of 13,750 shares which Mr. Knudson has the right to acquire under currently exercisable options.

(10)	Consists of 23,750 shares which Ms. Zane has the right to acquire under currently exercisable options.
(11)	Oxford Bioscience Partners and related entities (collectively “Oxford”) filed a Schedule 13D dated October 27, 2000, and a Schedule 13D/A dated March 9, 2001, reporting that as of March 9, 2001 it was the beneficial owner of 1,786,273 shares of Common Stock. The shares of Common Stock beneficially owned by Oxford include (i) 1,431,317 shares held of record by Oxford Bioscience Partners III L.P., with shared voting and investment power as to all of such shares (OBP Management III L.P. may be deemed to share voting and investment power as to all of such shares); (ii) 133,970 shares held of record by Oxford Bioscience Partners (Adjunct) III L.P., with shared voting and investment power as to all of such shares (OBP Management III L.P. may be deemed to share voting and investment power as to all of such shares); (iii) 203,993 shares held of record by Oxford Bioscience Partners (Bermuda) III Limited Partnership, with shared voting and investment power as to all of such shares (OBP Management (Bermuda) III Limited Partnership may be deemed to share voting and investment power as to all of such shares); and (iv) 16,993 shares held of record by mRNA Fund L.P., with shared voting and investment power as to all of such shares (mRNA Partners, L.P. may be deemed to share voting and investment power as to all of such shares). Jeffrey T. Barnes, Jonathon J. Fleming, Alan G. Walton and Michael J. Brennan may be deemed to share voting and investment power as to all of the shares held by Oxford, and they disclaim beneficial ownership of such shares.
(12)	BlueLine Partners, L.L.C., as the sole general partner of, and on behalf of, BlueLine Catalyst Fund VIII, L.P., BlueLine Capital Partners, L.P., and BlueLine Partners, L.L.C. (collectively, “BlueLine”), filed a Schedule 13D dated December 14, 2004, a Schedule 13D/A dated April 11, 2005 and a Schedule 13D/A dated September 23, 2005 reporting that as of September 23, 2005 BlueLine was the beneficial owner of 736,000 shares of Common Stock. BlueLine shares voting and investment power with respect to all such shares. Timothy Bacci and Scott Shuda may be deemed to share voting and investment power over all such shares held by BlueLine, and they disclaim beneficial ownership of such shares. BlueLine’s address is 4115 Blackhawk Plaza Circle, Suite 100, Danville, California 94506.
(13)	Includes 314,420 shares of Common Stock the members of the group have a right to acquire under currently exercisable options and 8,094 shares in the accounts of the members of the group under the Purchase Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes share information for the Company’s equity compensation plans as of June 30, 2005, including the 2003 Plan, the 1992 Employee Stock Option Plan, the 1992 Non-Employee Stock Option Plan, the 1987 Employee Stock Option Plan, the 1987 Non-Employee Stock Option Plan and the Company’s Employee Stock Purchase Plan.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders	1,056,358 shares	$2.77 per share	477,897 shares
Equity compensation plans not approved by stockholders	30,000 shares	$2.88 per share	0 shares

Total	1,086,358 shares	$2.78 per share	477,897 shares

As noted in the table above, the Company has issued warrants to a consultant which have not been approved by the Company’s stockholders. The Company extended warrants for the purchase of 30,000 shares of Common

Stock issued to the consultant expiring in February 2003 for an additional five years with an exercise price of $2.88 per share.

APPROVAL OF AMENDMENT TO 2003 STOCK OPTION PLAN

Purpose and Effect of Proposed Amendment

Proposed Adoption. Subject to stockholder approval, the Board of Directors has adopted and approved an amendment of the Criticare Systems, Inc. 2003 Stock Option Plan (the “2003 Plan”).

Purpose of 2003 Plan. The Company recognizes the importance of attracting, retaining and motivating those persons who make (or are expected to make) important contributions to the Company by providing such persons with equity opportunities and performance-based incentives. The Board of Directors believes that the 2003 Plan is critically important to the furtherance of these objectives. The Board of Directors also believes that, through the 2003 Plan, the Company will be able to enhance the prospects for its business activities and objectives and more closely align the interests of those persons who provide services to the Company with those of the Company’s stockholders by offering such persons the opportunity to participate in the Company’s future through proprietary interests in the Company.

A total of 37,500 shares of Common Stock remain available for future grants under the 2003 Plan. If the stockholders of the Company approve the proposal to amend the 2003 Plan at the Annual Meeting, the number of shares of Common Stock available for future grants under the 2003 Plan would be increased by 500,000 shares for a total of 537,500 shares available for future issuance under the 2003 Plan. In addition, grants of restricted stock and stock appreciation rights would be authorized under the terms of the amended 2003 Plan. If the amendment to the 2003 Plan is not approved by stockholders, 37,500 shares will continue to be available for future grants of stock options under the 2003 Plan.

A restricted stock award is a grant of shares of Common Stock that vests over time or upon achievement of performance criteria. As the restricted stock award vests, employees receive shares of Common Stock that they own outright. A stock appreciation right is the right to receive the appreciation in the fair market value of the Common Stock between the exercise date and the date of grant, for that number of shares of Common Stock as to which the stock appreciation right is exercised. The Company may pay the appreciation in cash, in shares of Common Stock with an equivalent value, or in some combination, as determined by the Compensation Committee as administrator of the 2003 Plan. The addition of restricted stock and stock appreciation rights to the 2003 Plan will increase the flexibility of the Compensation Committee to design appropriate incentive compensation arrangements for employees, including stock appreciation rights payable in cash. In addition, the Company expects restricted stock awards and stock appreciation rights to result in less compensation expense under the Financial Accounting Standard Board’s statement, “Share-Based Payment” (FAS 123R).

Description of 2003 Plan

The following description of the amended 2003 Plan is qualified in its entirety by reference to the amended 2003 Plan, which is attached hereto as Appendix A.

The Board of Directors has designated that the Compensation Committee will administer the 2003 Plan. Under the 2003 Plan, the Compensation Committee may grant stock incentive awards in the form of stock options, stock appreciation rights and restricted stock. The Compensation Committee administers the 2003 Plan and has complete discretion, subject to the terms of the 2003 Plan, to determine, among other things, which officers and key employees will receive awards, the type, number and frequency of and the number of shares subject to such awards, and, to the extent not otherwise expressly provided in the 2003 Plan, the terms and conditions of the awards.

Awards.

1. Stock Options. The Compensation Committee may grant options to purchase shares of Common Stock to directors, officers and employees of the Company and to other persons who provide services to the Company. Options granted under the 2003 Plan will be nonqualified stock options under the Internal Revenue Code of 1986, as amended. The options will expire at such time as the Compensation Committee determines. Options cannot be exercised until the vesting period, if any, specified by the Compensation Committee has expired. Options are not transferable other than by will or the laws of descent and distribution, and may be exercised during the life of the recipient only by him or her.

The option price per share is determined by the Compensation Committee. The option price per share can never be less than 100% of the fair market value of the Common Stock on the date such option is granted or the trading day preceding the date of grant.

2. Stock Appreciation Rights. The Compensation Committee may also award stock appreciation rights under the plan. Upon exercise, a stock appreciation right is paid in cash, Common Stock or a combination thereof, at the discretion of the Compensation Committee, in a per share amount equal to the excess of the fair market value of the Common Stock on the exercise date over the option exercise price of the stock appreciation right. The exercise price per share under a stock appreciation right is determined by the Compensation Committee. The exercise price per share can never be less than 100% of the fair market value of the Common Stock on the date such stock appreciation right is granted or the trading day preceding the date of grant.

3. Restricted Stock. Restricted stock may be granted contingent upon the attainment of specified performance goals or such other factors as the Compensation Committee may determine and, during the period of restriction, the holder of restricted stock may not sell, transfer, pledge or assign the restricted stock. Awards of restricted stock granted under the 2003 Plan may be in such amounts and subject to such terms (including vesting provisions, forfeiture provisions and performance criteria) as the Compensation Committee determines.

The 2003 Plan will terminate in November 2013, unless sooner terminated by the Board of Directors. The 2003 Plan provides that the maximum number of shares of Common Stock that may be issued under the plan is 930,000 shares. No participant may be granted, in any year, total awards with respect to more than 100,000 shares of Common Stock, plus an additional 50,000 shares relating to the participants’ initial employment.

New Plan Benefits

Set forth in the table below are the numbers of stock options granted under the 2003 Plan in fiscal 2005 to each of the named executive officers and certain groups.

Name and Position or Group	Number of Options
Emil H. Soika, President and Chief Executive Officer	—
Drew M. Diaz, Vice President—Worldwide Sales	—
Joseph P. Lester, Vice President and General Manager	—
Deborah A. Zane, Vice President—Marketing and Business Development	—
Joel D. Knudson, Vice President—Finance and Secretary	70,000
All executive officers, as a group	70,000
All directors who are not executive officers, as a group	—
All employees as a group	90,000

Vote Required For Approval

The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting is required for the approval and adoption of the proposal to amend the 2003 Plan.

Board of Directors Recommendation

The Board of Directors recommends a vote “FOR” the approval and adoption of the amendment to the 2003 Plan.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed BDO Seidman, LLP as the independent registered public accounting firm to examine the financial statements of the Company and its consolidated subsidiaries for the fiscal year ending June 30, 2006. Unless otherwise directed, proxies will be voted in FAVOR of the ratification of such appointment.

Although this appointment is not required to be submitted to a vote of stockholders, the Board believes it appropriate as a matter of policy to request that the stockholders ratify the appointment. If stockholder ratification is not received, the Board will reconsider the appointment. It is expected that a representative of BDO Seidman, LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

PROPOSALS FOR 2006 ANNUAL MEETING

Proposals which stockholders intend to present at the 2006 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received at the Company’s principal offices in Waukesha, Wisconsin, no later than June 30, 2006 for inclusion in the proxy material for that meeting. Proposals submitted other than pursuant to Rule 14a-8 will be considered untimely if received after September 13, 2006 and the Company will not be required to present any such proposal at the 2006 Annual Meeting of Stockholders. If the Board of Directors decides to present a proposal despite its untimeliness, the people named in the proxies solicited by the Board of Directors for the 2006 Annual Meeting of Stockholders will have the right to exercise discretionary voting power with respect to such proposal.

EXPENSES OF SOLICITATION

The cost of this solicitation of proxies will be paid by the Company. It is anticipated that the proxies will be solicited only by mail, except that solicitation personally or by telephone may also be made by the Company’s regular employees who will receive no additional compensation for their services in connection with the solicitation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials and the annual report to beneficial owners of stock held by such persons. The Company will reimburse such parties for their expenses in so doing.

ANNUAL REPORT

A copy of the 2005 Annual Report of the Company accompanies this Proxy Statement. A copy of the Company’s Annual Report on Form 10-K for fiscal year 2005 will be provided without charge on written request of any stockholder whose proxy is being solicited by the Board of Directors. The written request should be directed to Corporate Secretary, Criticare Systems, Inc., 20925 Crossroads Circle, Suite 100, Waukesha, Wisconsin 53186.

BY ORDER OF THE BOARD OF

DIRECTORS

Joel D. Knudson, Secretary

Waukesha, Wisconsin

October 28, 2005

APPENDIX A

CRITICARE SYSTEMS, INC. 2003 STOCK OPTION PLAN

(as amended and restated effective December 1, 2005)

1. Purposes of the Plan. The purpose of this Plan is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees authorized to administer the Plan, in accordance with section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of stock incentive plans under applicable state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means any Restricted Stock, Option or Stock Appreciation Right awarded to a Service Provider pursuant to this Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means the definition of Cause in a Grantee’s employment agreement, if any, with the Company. If no such employment agreement or definition in such agreement exists, Cause means (i) breach by a Grantee of any covenant not to compete or confidentiality agreement with the Company, (ii) failure by a Grantee to substantially perform his or her duties to the reasonable satisfaction of the Board, (iii) serious misconduct by a Grantee which is demonstrably and substantially injurious to the Company, (iv) fraud or dishonesty by a Grantee with respect to the Company, (v) material misrepresentation by a Grantee to a stockholder or director of the Company, (vi) acts of negligence by a Grantee in performance of Grantee’s duties that are substantially injurious to the Company or (vii) a Grantee’s conviction of, or a plea of guilty or nolo contendere to, a felony or other crime involving moral turpitude. The Administrator shall make the determination of whether Cause exists.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(g) “Committee” means a committee of Directors appointed by the Board in accordance with section 4 of the Plan.

(h) “Common Stock” means the Common Stock, par value $0.04 per share, of the Company.

(i) “Company” means Criticare Systems, Inc., a Delaware corporation.

(j) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(k) “Director” means a member of the Board.

(l) “Disability” means total and permanent disability as defined in section 22(e)(3) of the Code.

(m) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) if the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq National Market or the Nasdaq SmallCap Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) in the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(p) “Grant Agreement” means an agreement between the Company and a Grantee evidencing the terms and conditions of an individual Award. The Grant Agreement is subject to the terms and conditions of the Plan

(q) “Grantee” means the holder of an outstanding Award granted under the Plan.

(r) “Officer” means a person who is an officer of the Company within the meaning of section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(s) “Option” means a stock option granted pursuant to the Plan. All Options granted pursuant to the Plan shall be considered nonstatutory stock options within the meaning of section 422 of the Code and the regulations promulgated thereunder.

(t) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in section 424(e) of the Code.

(u) “Plan” means this Criticare Systems, Inc. 2003 Stock Option Plan, as amended and restated.

(v) “Restricted Stock” means an Award of Common Stock granted under Section 10 of this Plan.

(w) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(x) “Section 16(b)” means section 16(b) of the Exchange Act.

(y) “Service Provider” means an Employee, Officer, Director or Consultant.

(z) “Stock Appreciation Right” means a right granted under Section 9 of this Plan.

(aa) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in section 424(f) of the Code.

3. Stock Subject to the Plan. Shares of Common Stock which may be issued pursuant to Awards granted under the Plan may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock held by the Company as treasury stock. Subject to the provisions of section 12 of the Plan, the maximum aggregate number of shares of Common Stock that may be issued under the Plan is 930,000 shares. If any shares of Common Stock cease to be subject to an Option because such Option expires or becomes unexercisable without having been exercised in full, if any shares of Common Stock that are subject to a Restricted Stock Award are forfeited or if any Option or other Award otherwise terminates without a payment being made to the participant in the form of Common Stock, such shares shall again be available for issuance in connection with Awards under the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Rule 16b-3. If the Company has a class of securities registered under the Exchange Act, to the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(ii) Section 409A. All Awards of Options and Stock Appreciation Rights under this Plan shall be structured, determined and interpreted to meet the requirements of Proposed Treasury Regulation Section 1.409A-1(b)(5)(i)(A) (or any successor final regulation) in order to be exempt from Code Section 409A.

(iii) Administration. The Plan shall be administered by [a] the Board or [b] a Committee authorized by the Board to administer the Plan, which Committee shall be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its sole discretion, from time to time:

(i) To determine the Fair Market Value.

(ii) To select the Service Providers to whom Awards may be granted hereunder.

(iii) To determine the number of shares of Common Stock to be covered by each Award granted hereunder.

(iv) To approve forms of agreement for use under the Plan.

(v) To determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised or vest (which may be based on performance criteria), any vesting acceleration, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine.

(vi) To determine under what circumstances a Stock Appreciation Right may be settled in cash or shares of Common Stock.

(vii) To construe and interpret the terms of the Plan and Awards granted pursuant to the Plan.

(viii) To prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws.

(ix) To modify or amend each Award (subject to section 12(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan.

(x) To authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator.

(xi) To make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final, conclusive and binding on all Grantees.

5. Eligibility. All of the Company’s Service Providers (and any individuals who have accepted an offer for service as a Service Provider) are eligible to be granted Awards under the Plan.

6. Limitations.

(a) No Right to Continuing Relationship. Neither the Plan nor any Award shall confer upon the Grantee any right with respect to continuing the Grantee’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Grantee’s right or the Company’s right to terminate such relationship at any time, with or without cause.

(b) Section 162(m) Limitations. The following limitations shall apply to grants of Awards under this Plan:

(i) No individual Grantee shall be granted, in any fiscal year of the Company, Awards with respect to more than 100,000 shares of Common Stock in total.

(ii) In connection with his or her initial service, a Grantee may be granted Awards with respect to up to an additional 50,000 shares of Common Stock which shall not count against the limit set forth in Section 6(b)(i) above.

(iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 12(a).

(iv) If an Award is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 12, the cancelled Award will be counted against the limits set forth in Sections 6(b)(i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

7. Term of Plan. Subject to section 16 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten years unless terminated earlier under section 12 of the Plan. Any Awards outstanding at the end of such period shall remain in effect in accordance with their terms.

8. Options.

(a) Grant Agreement. As determined by the Administrator on the date of grant, each Option shall be evidenced by the Grant Agreement in a form to be established by the Administrator that specifies: the term of the Option; the number of shares of Common Stock for which the Option is exercisable; the exercise price; any vesting or other restrictions which the Administrator may impose, and any other terms and conditions as shall be determined by the Administrator at the time of grant of the Option. All Grant Agreements shall incorporate the provisions of this Plan by reference.

(b) Exercise Price. The per share exercise price for the shares of Common Stock to be issued pursuant to exercise of an Option shall be determined by the Administrator, but shall never be less than Fair Market Value on, as determined by the Administrator, either the date the Option is granted or the trading day immediately preceding the date the Option is granted.

(c) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

(d) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of:

(i) cash;

(ii) check;

(iii) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(iv) any combination of the foregoing methods of payment; or

(v) such other consideration and method of payment for the issuance of shares of Common Stock to the extent permitted by Applicable Laws.

(e) Exercise of Option.

(i) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as are determined by the Administrator and set forth in the Grant Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a share.

An Option shall be deemed exercised when the Company receives: [a] written or electronic notice of exercise (in accordance with the Grant Agreement) from the person entitled to exercise the Option, and [b] full payment for the shares of Common Stock with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Grant Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Grantee or, if requested by the Grantee, in the name of the Grantee and his or her spouse. Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Common Stock subject to the Option, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares are issued, except as provided in section 12 of the Plan.

Exercising an Option in any manner shall decrease the number of shares of Common Stock thereafter available, both for purposes of the Plan and for sale under the Option, by the number of shares of Common Stock as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider. If a Grantee ceases to be a Service Provider, other than upon the Grantee’s death or Disability, retirement after age 55 or termination for Cause, the Grantee may exercise his or her Option within such period of time as is specified in the Grant Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Grant Agreement). In the absence of a specified time in the Grant Agreement, the Option shall remain exercisable for three months following the Grantee’s termination. If, on the date of termination, the Grantee is not vested as to his or her entire Option, the shares of Common Stock covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Grantee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares of Common Stock covered by such Option shall revert to the Plan.

(iii) Disability or Retirement of Grantee. If a Grantee ceases to be a Service Provider as a result of the Grantee’s Disability or the Grantee’s retirement after age 55, the Grantee may exercise his or her Option within such period of time as is specified in the Grant Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Grant Agreement). In the absence of a specified time in the Grant Agreement, the Option shall remain exercisable for twelve months following the Grantee’s termination. If, on the date of termination, the Grantee is not vested as to his or her entire Option, the shares of Common Stock covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Grantee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares of Common Stock covered by such Option shall revert to the Plan.

(iv) Death of Grantee. If a Grantee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Grant Agreement (but in no event later than the expiration of the term of such Option as set forth in the Grant Agreement), by the Grantee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Grant Agreement, the Option shall remain exercisable for twelve months following the Grantee’s death. If, at the time of death, the Grantee is not vested as to his or her entire Option, the shares of Common Stock covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Grantee’s estate or, if none, by the person(s) entitled to exercise the Option under the Grantee’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the shares of Common Stock covered by such Option shall revert to the Plan.

(v) Termination for Cause. If a Grantee ceases to be a Service Provider as a result of a termination for Cause, any Option or Options held by him or her under the Plan, to the extent not exercised before such termination, shall forthwith terminate.

(vi) Buy-out Provisions. The Administrator may at any time offer to buy out for a payment in cash or shares of Common Stock an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Grantee at the time that such offer is made.

9. Stock Appreciation Rights.

(a) Grant and Exercise. Stock Appreciation Rights may be granted alone (and not in conjunction with any Option granted under the Plan), at any time and from time to time as determined by the Administrator.

(b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Administrator, including the following:

(i) As determined by the Administrator on the date of grant, each Stock Appreciation Right shall be evidenced by the Grant Agreement in a form to be established by the Administrator that specifies the exercise price, term, conditions of exercise and such other terms as the Administrator shall determine. All Grant Agreements shall incorporate the provisions of this Plan by reference.

(ii) The per share exercise price of a Stock Appreciation Right shall be determined by the Administrator, but shall never be less than Fair Market Value on, as determined by the Administrator, either the date the Stock Appreciation Right is granted or the trading day immediately preceding the date the Stock Appreciation Right is granted.

(iii) Upon exercise of a Stock Appreciation Right, a Grantee will be entitled to receive payment from the Company in an amount determined by multiplying (A) the difference between the Fair Market Value on the date of exercise over the exercise price of the Stock Appreciation Right, times (B) the number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised. At the discretion of the Administrator, payment upon exercise of a Stock Appreciation Right may be made in cash, in shares of Common Stock (based on the Fair Market Value on the date of exercise), or in some combination thereof.

(iv) The Administrator may at any time offer to buy out for a payment in cash or shares of Common Stock a Stock Appreciation Right previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Grantee at the time that such offer is made.

(c) Exercise of a Stock Appreciation Right.

(i) Procedure for Exercise. Any Stock Appreciation Right granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as are determined by the Administrator and set forth in the Grant Agreement. Unless the Administrator provides otherwise, to the extent applicable, vesting of Stock Appreciation Rights granted hereunder shall be tolled during any unpaid leave of absence. If applicable, a Stock Appreciation Right may not be exercised for a fraction of a share.

A Stock Appreciation Right shall be deemed exercised when the Company receives written or electronic notice of exercise (in accordance with the Grant Agreement) from the person entitled to exercise the Stock Appreciation Right. If applicable, shares issued upon exercise of a Stock Appreciation Right shall be issued in the name of the Grantee or, if requested by the Grantee, in the name of the Grantee and his or her spouse. If applicable, until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Common Stock subject to the Stock Appreciation Right, notwithstanding the exercise of the Stock Appreciation Right. If applicable, the Company shall issue (or cause to be issued) such shares promptly after the Stock Appreciation Right is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares are issued, except as provided in section 12 of the Plan.

(ii) Termination of Relationship as a Service Provider. If a Grantee ceases to be a Service Provider, other than upon the Grantee’s death or Disability, retirement after age 55 or termination for Cause, the Grantee may exercise his or her Stock Appreciation Right within such period of time as is specified in the Grant Agreement to the extent that the Stock Appreciation Right is vested on the date of termination (but in no event later than the expiration of the term of such Stock Appreciation Right as set forth in the Grant Agreement). In the absence of a specified time in the Grant Agreement, the Stock Appreciation Right shall remain exercisable for three months following the Grantee’s termination. If, on the date of termination, the Grantee is not vested as to his or her entire Stock Appreciation Right, any shares of Common Stock covered by the unvested portion of the Stock Appreciation Right shall revert to the Plan. If, after termination, the Grantee does not exercise his or her Stock Appreciation Right within the time specified herein, the Stock Appreciation Right shall terminate, and any shares of Common Stock covered by such Stock Appreciation Right shall revert to the Plan.

(iii) Disability or Retirement of Grantee. If a Grantee ceases to be a Service Provider as a result of the Grantee’s Disability or the Grantee’s retirement after age 55, the Grantee may exercise his or her Stock Appreciation Right within such period of time as is specified in the Grant Agreement to the extent the Stock Appreciation Right is vested on the date of termination (but in no event later than the expiration of the term of such Stock Appreciation Right as set forth in the Grant Agreement). In the absence of a specified time in the Grant Agreement, the Stock Appreciation Right shall remain exercisable for twelve months following the Grantee’s termination. If, on the date of termination, the Grantee is not vested as to his or her entire Stock Appreciation Right, any shares of Common Stock covered by the unvested portion of the Stock Appreciation Right shall revert to the Plan. If, after termination, the Grantee does not exercise his or her Stock Appreciation Right within the time specified herein, the Stock Appreciation Right shall terminate, and any shares of Common Stock covered by such Stock Appreciation Right shall revert to the Plan.

(iv) Death of Grantee. If a Grantee dies while a Service Provider, the Stock Appreciation Right may be exercised within such period of time as is specified in the Grant Agreement (but in no event later than the expiration of the term of such Stock Appreciation Right as set forth in the Grant Agreement), by the Grantee’s estate or by a person who acquires the right to exercise the Stock Appreciation Right by bequest or inheritance, but only to the extent that the Stock Appreciation Right is vested on the date of death. In the absence of a specified time in the Grant Agreement, the Stock Appreciation Right shall remain exercisable for twelve months following the Grantee’s death. If, at the time of death, the Grantee is not vested as to his or her entire Stock Appreciation Right, any shares of Common Stock covered by the unvested portion of the Stock Appreciation Right shall immediately revert to the Plan. The Stock Appreciation Right may be exercised by the executor or administrator of the Grantee’s estate or, if none, by the person(s) entitled to exercise the Stock Appreciation Right under the Grantee’s will or the laws of descent or distribution. If the Stock Appreciation Right is not so exercised within the time specified herein, the Stock Appreciation Right shall terminate, and any shares of Common Stock covered by such Stock Appreciation Right shall revert to the Plan.

(v) Termination for Cause. If a Grantee ceases to be a Service Provider as a result of a termination for Cause, any Stock Appreciation Right or rights held by him or her under the Plan, to the extent not exercised before such termination, shall forthwith terminate.

10. Restricted Stock.

(a) Grant of Restricted Stock. Subject to Section 3, shares of Restricted Stock may be granted to Service Providers at any time and from time to time as determined by the Administrator. The Administrator shall have complete discretion in determining the number of shares of Restricted Stock granted to each Grantee, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 10(c). The Administrator may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors or criteria as the Administrator shall determine. The provisions of Restricted Stock Awards need not be the same with respect to each Grantee. In making such determinations, the Administrator may take into account the nature of services rendered by such Service Provider, their present and potential contributions to the Company, and such other factors as the Administrator in its discretion shall deem relevant.

(b) Awards and Certificates. Each Service Provider receiving an Award of Restricted Stock shall be issued a certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Grantee and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Criticare Systems, Inc. 2003 Stock Option Plan and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of Criticare Systems, Inc., 20925 Crossroads Circle, Suite 100, Waukesha, Wisconsin 53186.”

The Administrator may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Grantee shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(c) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

(i) Subject to the provisions of the Plan and the Grant Agreement, during a period set by the Administrator, commencing with the date of such Award (the “Restriction Period”), the Grantee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock. Within these limits, the Administrator may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance and such other factors or criteria as the Administrator may determine.

(ii) Except as provided in this section and section 10(c)(i), the Grantee shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any cash dividends. Unless otherwise determined by the Administrator, cash dividends shall be automatically deferred and reinvested in additional Restricted Stock and dividends payable in Common Stock shall be paid in the form of Restricted Stock.

(iii) Except to the extent otherwise provided in the applicable Grant Agreement and sections 10(c)(i) and (iv), upon termination of a Grantee’s employment or other relationship with the Company for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the Grantee.

(iv) In the event of hardship or other special circumstances of a Grantee whose employment or other relationship is involuntarily terminated (other than for Cause), the Administrator may waive in whole or in part any or all remaining restrictions with respect to such Grantee’s shares of Restricted Stock.

(v) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unlegended certificates for such shares shall be delivered to the Grantee.

(vi) As determined by the Administrator on the date of grant, each Award of Restricted Stock shall be evidenced by the Grant Agreement in a form to be established by the Administrator that specifies: the duration of the Restricted Period; the number of shares of Restricted Stock granted; any vesting or other restrictions which the Administrator may impose, and any other terms and conditions as shall be determined by the Administrator at the time of grant of the Restricted Stock. All Grant Agreements shall incorporate the provisions of this Plan by reference.

11. Nontransferability of Awards. Unless determined otherwise by the Administrator, an Option or Stock Appreciation Right may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. If the Administrator makes an Option or Stock Appreciation Right transferable, such Option or Stock Appreciation Right shall contain such additional terms and conditions as the Administrator deems appropriate.

12. Adjustments Upon Changes in Capitalization, Dissolution, or Acquisition of the Company.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option or Stock Appreciation Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each Option or Stock Appreciation Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b) Acquisitions. In the event that an Acquisition (as defined below) occurs with respect to the Company, the Administrator shall, in its sole discretion, have authority to provide for (i) waiver in whole or in part of any remaining restrictions or vesting requirements in connection with any Award granted hereunder, (ii) the conversion of each outstanding Award into cash equal to a reasonable, good faith estimate of an amount (hereinafter the “Spread”) equal to the difference between the net amount per share payable in the Acquisition, or as a result of the Acquisition, less the exercise price per share, if any, of the Award and/or (iii) the conversion of outstanding Awards into the right to receive securities of another entity upon such terms and conditions as are determined by the Administrator in its discretion. In estimating the Spread, appropriate adjustments to give effect to the existence of the Awards shall be made, such as deeming the Options to have been exercised, with the Company receiving the exercise price payable thereunder, if applicable, and treating the shares receivable upon exercise of the Options and Stock Appreciation Rights as being outstanding in determining the net amount per share. For purposes of this section, an “Acquisition” shall mean any transaction in which substantially all of the Company’s assets are acquired or in which a controlling amount of the Company’s outstanding shares are acquired, in each case by a single person or entity or an affiliated group of persons and/or entities regardless of how the Acquisition is effectuated, whether by direct purchase, through a merger or similar corporate transaction, or otherwise. For purposes of this section a controlling amount shall mean more than 50% of the issued and outstanding shares of stock of the Company. In cases where the Acquisition consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before the liquidation can be completed.

(c) Dissolution or Liquidation. Subject to Section 12(b) above, in the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Grantee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Grantee to have the right to exercise his or her Option or Stock Appreciation Rights until ten days prior to such transaction as to all of the Common Stock covered thereby, including shares of Common Stock as to which the Option or Stock Appreciation Right would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any shares of Common Stock purchased upon exercise of an Option or Stock Appreciation Right shall lapse as to all such shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Appreciation Right will terminate immediately prior to the consummation of such proposed action.

13. Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Grantee within a reasonable time after the date of such grant.

14. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Grantee, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

15. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant, if applicable, at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required.

16. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.

17. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan.

18. Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within 12 months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

CRITICARE SYSTEMS, INC.

PLEASE MARK VOTES AS IN THIS EXAMPLE USING DARK INK ONLY.     ☒

1.	ELECTION OF DIRECTORS: (terms expiring at the 2008 Annual Meeting) Jeffrey T. Barnes N.C. Joseph Lai	For All ☐	Withhold All ☐	For All Except ☐	2.	To adopt and approve the proposed amendment to the Criticare Systems, Inc. 2003 Stock Option Plan	For ☐	Against ☐	Abstain ☐
	__________________________________

	(Instructions: To withhold authority to vote for any indicated nominee, write the name(s) of such nominee(s) above.)				3.	To ratify the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the 2006 fiscal year	For ☐	Against ☐	Abstain ☐

					4.	In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

					Check appropriate box Indicate changes below:
					Address Change: ☐

					Date

					Signature(s)

					____________________________________________
					If signing as attorney, executor, administrator, trustee or guardian, please add your full title as such. If shares are held by two or more persons, all holders must sign the Proxy.

Δ     FOLD AND DETACH HERE     Δ

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY

USING THE ENCLOSED ENVELOPE.

PROXY	PROXY

CRITICARE SYSTEMS, INC.

2005 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Emil H. Soika and Joel D. Knudson, or either one of them, each with full power of substitution and resubstitution, as proxy or proxies of the undersigned to attend the Annual Meeting of Stockholders of Criticare Systems, Inc. to be held on December 1, 2005 at 4:00 p.m., local time, at 20925 Crossroads Circle, Suite 100, Waukesha, Wisconsin 53186, and at any adjournment thereof, there to vote all shares of stock of Criticare Systems, Inc. which the undersigned would be entitled to vote if personally present as specified upon the following matters and in their discretion upon such other matters as may properly come before the meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, ratifies all that said proxies or their substitutes may lawfully do by virtue hereof, and revokes all former proxies.

Please sign exactly as your name appears hereon, date and return this Proxy. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO GRANT AUTHORITY TO ELECT THE NOMINATED DIRECTORS, TO ADOPT AND APPROVE THE PROPOSED AMENDMENT TO THE CRITICARE SYSTEMS, INC. 2003 STOCK OPTION PLAN AND TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2006 FISCAL YEAR. IF OTHER MATTERS COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES APPOINTED.

DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED